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                                                                     Exhibit 1.2
                              QUESTIONS AND ANSWERS

1.       How do I sell my shares?

         To sell your shares, sign the Acceptance Form and enclose your MFC Development Corp. Common Stock certificate(s) in the envelope provided. PLEASE DO NOT SIGN THE BACK OF YOUR STOCK CERTIFICATES.

2.       What will I be paid for selling?

         All selling shareholders will receive a price of $2.00 per share. Partial submission of shares will not be accepted. You will receive one price and one check for all your shares. Once you decide to sell, your decision is irrevocable.

3.       When will I receive my money?

         Your check will be mailed the later of (i) January 10, 2003 or (ii) five (5) days after MFC receives your acceptance.

4.       What if I lost my certificate(s)?

         IF YOU LOST YOUR CERTIFICATE YOU CAN STILL SELL YOUR SHARES. ALL YOU HAVE TO DO IS SIGN THE ENCLOSED AFFIRMATION AND RETURN IT WITH YOUR SIGNED ACCEPTANCE FORM.

5.       What is the price of MFC Common Stock?

         MFC Common Stock is listed on the NASDAQ Bulletin Board. The symbol is MFCD. The closing prices on November 22, 2002 was $1.55 bid, $1.90 asked.

6.       Do I have to participate?

         No. Whether you participate is your decision. We can make no recommendation as to whether or not you should participate in the Program.

7.       How much time do I have to participate?

         The Program will expire on January 8, 2003. Your Acceptance Form and MFC Common Stock certificate (or Affirmation) should be received by MFC in good order no later than 5:00 p.m. New York City Time on that date.

                      IF YOU NEED ASSISTANCE, PLEASE CALL:

                              MFC DEVELOPMENT CORP.
                    TELEPHONE NUMBER: (914) 636-3432 EXT. 100

MFC reserves the right to extend, amend, and/or terminate the Program at any time as well as the right to reject or waive any irregularities or any transmittal not in proper order. The Program is not being made to, nor will tenders be accepted from, any shareholders in any jurisdiction in which the Program would not comply with the laws of such jurisdiction. MFC makes no tax representations about the Program.

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